Exhibit 99.1
LegalZoom Reports Third Quarter 2021 Results
Revenue of $147.9 Million, an increase of 12% year-over-year
GLENDALE, California. – November 10, 2021 – LegalZoom.com, Inc. (NASDAQ: LZ), today announced results for its third quarter ended September 30, 2021, including the following highlights:
•Revenue was $147.9 million, up 12% year-over-year.
◦Transaction revenue was $66.9 million, up 5% year-over-year driven by business formations of 106,000, down 9% year-over-year and a 16% improvement in average order value.
◦Subscription revenue was $73.3 million, up 24% year-over-year. We had 1,264,000  subscription units as of September 30, 2021, with 49,000 net units added in the quarter.
◦Partner revenue was $7.7 million, down 8% year-over-year.
•Gross margin was 68% for the quarter, up from 67% in the third quarter of 2020 as the revenue mix shifted toward subscription revenue.
•Net loss was $39.7 million compared to a net income of $9.4 million in the third quarter of 2020.
•Non-GAAP net income was $2.6 million compared to a Non-GAAP net income of $12.4 million in the third quarter of 2020.
•Adjusted EBITDA was $15.1 million, or 10% of revenue, compared to $27.4 million, or 21% of revenue, in the third quarter of 2020.
•Cash and cash equivalents were $310.7 million as of September 30, 2021. On July 2, 2021 we raised $666.9 million net of underwriting discounts and commissions from our IPO and private placement and repaid in full $521.6 million of our 2018 Term Loan.
•Cash flows provided by operating activities decreased from $32.7 million in the three months ended September 30, 2020 to $19.5 million in the three months ended September 30, 2021. Cash flows provided by operating activities decreased from $82.1 million in the nine months ended September 30, 2020 to $60.2 million in the nine months ended September 30, 2021.
•Free cash flow was $17.0 million for the three months ended September 30, 2021 compared to $29.4 million for the three months ended September 30, 2020. Free cash flow was $51.7 million for the nine months ended September 30, 2021 compared to $74.3 million for the nine months ended September 30, 2020.
•Basic and diluted net loss per share was $(0.20) and diluted Non-GAAP net income per share attributable to common stockholders was $0.01 for the third quarter of 2021.

“We’re pleased by the results in the quarter with revenue coming in above the top end of our guidance range.” said Dan Wernikoff, LegalZoom’s Chief Executive Officer. “Our transition to subscription continues to outperform as we aggressively build out an ecosystem of products and services to help our customers stay compliant after forming their business.”
Noel Watson, the Company’s Chief Financial Officer added, “We are committed to making the right strategic investments to capitalize on the large market opportunities that exist within the legal and compliance vertical. We are patient operators and will continue to make decisions aligned to our long-term, growth-oriented mindset.”

Key Business Metrics and Non-GAAP Financial Measures
(unaudited, in thousands except AOV, ARPU and percentages)

	Three Months Ended		% Growth	Nine Months Ended		% Growth
	September 30,		(Decline)	September 30,		(Decline)
	2021	2020	YOY	2021	2020	YOY
Revenue	$147,879	$131,595	12%	$432,943	$348,397	24%
Business formations	106	117	(9)%	351	290	21%
Transaction units	229	254	(10)%	765	696	10%
Average order value (AOV)	$291	$251	16%	$263	$227	16%
Subscription units	1,264	1,043	21%	1,264	1,043	21%
Average revenue per subscription unit (ARPU)	$231	$221	5%	$231	$221	5%
Net (loss) income	$(39,675)	$9,412	(522)%	$(87,893)	$475	(18,604)%
Adjusted EBITDA	$15,121	$27,431	(45)%	$40,687	$61,064	(33)%
Net (loss) income margin	(27)%	7%	(475)%	(20)%	—%	(14,990)%
Adjusted EBITDA margin	10%	21%	(51)%	9%	18%	(46)%
Net cash provided by operating activities	$19,460	$32,749	(41)%	$60,156	$82,069	(27)%
Free cash flow	$16,964	$29,421	(42)%	$51,656	$74,250	(30)%

Financial Guidance and Outlook
Our guidance for the fourth quarter ending December 31, 2021 is as follows:
•Revenue is expected to be in the range of $142 million to $146 million.
Our guidance for the full year ending December 31, 2021 is as follows:
•Revenue is expected to be in the range of $575 million to $579 million.
•Adjusted EBITDA is expected to be in the range of $45 million to $47 million.
Quarterly revenue growth rates in 2021 are impacted by the effect COVID-19 had on business formations in 2020. Adjusted EBITDA guidance reflects near-term opportunities to invest in our business, including our brand, channel testing and product, in order to drive long-term growth.
Webcast and Conference Call Information
A webcast and conference call to discuss third quarter 2021 results is scheduled for today, November 10, 2021, at 4:30 p.m. Eastern time/1:30 p.m. Pacific time. Those interested in participating in the conference call are invited to dial 1-877-312-1878 (domestic); 1-470-495-9528 (international), Conference ID—2761586. A live webcast of the conference call will be available online at: https://investors.legalzoom.com/news-events/events-presentations. A replay of the webcast will remain available on the website for 90 days.
Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements made pursuant to the safe-harbor provisions of the Securities Exchange Act of 1934 and the Securities Act of 1933. These statements include statements regarding our guidance for fourth quarter and full year 2021 revenue, Adjusted EBITDA, and related disclosures. Forward-looking statements in some cases can be identified by the use of words such as “may,” “was,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan,” “propose” or other similar words or expressions. Forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance, or developments to differ materially from historical results or those described in or implied by such forward-looking statements.
Factors that might cause or contribute to such differences include, but are not limited to, the risk that our recent growth may not be indicative of our future growth; our ability to sustain our revenue growth rate to main profitability in the future; our anticipation of increasing expenses in the future; our ability to attract and retain customers; our ability to continue to innovate and provide a platform that is useful to our customers; our dependence on business formations; the dependence of our subscription services on our transaction products; our dependence on our subscribers renewing their subscriptions with us; our ability to drive additional purchases and cross-sell to paying customers; the competitive legal solutions market; our dependence on top talent, including our senior management and other key personnel; risks and costs associated with complex and evolving laws and regulations; and our ability to remediate material weaknesses in our internal control over financial reporting that we have previously identified. Refer to the “Risk Factors” section titled “Risk Factors” included in our final prospectus, dated June 29, 2021, filed with the Securities and Exchange Commission, or SEC, in accordance with Rule 424(b) of the Securities Act on June 30, 2021, or the Prospectus, in connection with our IPO. Our business involves significant risks. You should carefully consider the risks and uncertainties described in our Prospectus, and subsequent filings with the SEC. The risks and uncertainties described in our Prospectus are not the only ones we face. Additional risk and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. The realization of any of these risks and uncertainties could have a material adverse effect on our reputation, business, financial condition, results of operations, growth and future prospects as well as our ability to accomplish our strategic objectives. In that event, the market price of our common stock could decline and you could lose part or all of your investment. In addition, please note that any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures including Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income, diluted Non-GAAP net income per share attributable to common stockholders, Non-GAAP net income margin and Free cash flow. To supplement our unaudited interim condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important measures used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define Adjusted EBITDA as net (loss) income adjusted to exclude interest expense, net, provision for (benefit from) income taxes, depreciation and amortization, other expense (income), net, non-cash stock-based compensation, loss on debt extinguishment, losses from impairments of long-lived and other assets, impairments of available-for-sale debt securities, restructuring expenses, legal expenses, acquisition related expenses, IPO-related costs and other transaction-related expense and certain other non-recurring expenses, net of related income tax impacts. Our Adjusted EBITDA financial measure differs from GAAP in that it excludes certain items of income and expense. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue. We define net (loss) income margin as net (loss) income as a percentage of revenue based on our unaudited condensed consolidated financial statements.
Adjusted EBITDA is one of the primary performance measures used by our management and our board of directors to understand and evaluate our financial performance and operating trends, including period-to-

period comparisons, prepare and approve our annual budget, develop short- and long-term operational plans and determine appropriate compensation plans for our employees. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team and board of directors. In assessing our performance, we exclude certain expenses that we believe are not comparable period over period. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA rather than net (loss) income, which is the nearest GAAP equivalent of Adjusted EBITDA, and it may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure. Some of these limitations include that the non-GAAP financial measure:
•does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, which reduces cash available to us;
•does not reflect provision for income taxes that may result in payments that reduce cash available to us;
•excludes depreciation and amortization and, although these are non-cash expenses, the assets being depreciated may be replaced in the future;
•does not reflect foreign currency exchange or other gains or losses, which are included in other income, net;
•excludes stock-based compensation expense, which has been, and will continue to be, a significant recurring expense for our business and an important part of our compensation strategy;
•excludes losses from impairments of goodwill, long-lived and other assets and available-for-sale debt securities;
•excludes legal expenses, which reduce cash available to us
•excludes acquisition related expenses, which reduce cash available to us;
•excludes restructuring expenses, which reduce cash available to us;
•excludes IPO-related costs and other transaction related expenses that are not considered representative of our underlying performance, which reduce cash available to us;
•excludes debt extinguishment charges that represents accelerated amortization of debt issuance costs related to the early extinguishment of our long-term debt. These adjustments are not expected to recur and do not reflect expected ongoing operating results; and
•does not reflect certain other non-recurring expenses that are not considered representative of our underlying performance, which reduce cash available to us.
We define Non-GAAP net income as net (loss) income adjusted to exclude amortization of acquired intangible assets from our business combinations, non-cash stock-based compensation expense, loss on debt extinguishment, losses from impairments of long-lived and other assets, impairments of available-for-sale debt securities, acquisition related expenses, restructuring expenses, legal expenses, acquisition related expenses, IPO-related costs and other transaction-related expenses and certain other non-recurring expenses, net of related income tax impacts. Our Non-GAAP net income financial measure differs from GAAP in that it excludes certain items of income and expense. We define Net (loss) income margin as net (loss) income as a percentage of revenue. We define Non-GAAP net income margin as Non-GAAP net income as a percentage of revenue. We believe non-GAAP net income is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business.
Free cash flow is a liquidity measure used by management in evaluating the cash generated by our operations after purchases of property and equipment including capitalized internal-use software. We consider Free cash flow to be an important metric because it provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business and strengthening our balance sheet. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. The usefulness of Free cash flow as an analytical tool has limitations because it excludes certain items, which are settled in cash, does not represent residual cash flow available for discretionary expenses, does not reflect our future contractual commitments, and may be calculated differently by other companies in our industry. Accordingly, it should not be considered in isolation of or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities.
We do not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Financial Guidance and Outlook” above) where we are unable to provide a meaningful calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact the most directly comparable forward-looking GAAP financial measure, that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
The tables in this press release contain more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
LegalZoom
LegalZoom is a leading online platform for legal and compliance solutions in the United States that is on a mission to democratize law. LegalZoom operates across all 50 states and over 3,000 counties in the United States and has more than 20 years of experience navigating complex regulations and simplifying the legal and compliance process for its customers. Driven by its core value that every business deserves the full protection of the legal system and a simple way to stay compliant with it, LegalZoom helps its customers form and protect their businesses, their ideas and families. In 2020, 10% of all new limited liability companies and 5% of all new corporations in the United States were formed through LegalZoom, enabling small business owners to apply their energy and passion to their businesses instead of the legal and regulatory complexity required to operate them. In addition to business formations, LegalZoom offers ongoing compliance and tax advice, trademark and copyright filings and estate planning documents to protect small businesses and the families that create them. For more information, please visit www.legalzoom.com.
Contacts
Danny Vivier, Head of Investor Relations
investor@legalzoom.com
Bryan Curran, Head of PR, Communications and Social Media
bcurran@legalzoom.com

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except par values)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$310,704	$114,470
Accounts receivable, net	11,595	8,555
Prepaid expenses and other current assets	16,338	10,536
Total current assets	338,637	133,561
Property and equipment, net	47,112	51,374
Goodwill	11,392	11,404
Intangible assets, net	438	815
Deferred income taxes	26,362	22,807
Restricted cash equivalent	—	25,000
Available-for-sale debt securities	1,123	1,050
Other assets	9,408	6,053
Total assets	$434,472	$252,064
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$43,196	$28,734
Accrued expenses and other current liabilities	42,958	41,028
Deferred revenue	152,314	127,142
Current portion of long-term debt	—	3,029
Total current liabilities	238,468	199,933
Long-term debt, net of current portion	—	512,362
Deferred revenue	1,697	2,937
Other liabilities	3,263	16,558
Total liabilities	243,428	731,790
Commitments and contingencies
Series A redeemable convertible preferred stock, $0.001 par value; 30,512 shares authorized at December 31, 2020; 23,081 shares issued and outstanding at December 31, 2020	—	70,906
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value; 100,000 shares authorized at September 30, 2021, none issued or outstanding at September 30, 2021	—	—
Common stock, $0.001 par value; 1,000,000 and 264,720 shares authorized; 197,048 and 125,037 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	197	126
Additional paid-in capital	919,712	102,417
Accumulated deficit	(727,241)	(639,348)
Accumulated other comprehensive loss	(1,624)	(13,827)
Total stockholders’ equity (deficit)	191,044	(550,632)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$434,472	$252,064

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$147,879	$131,595	$432,943	$348,397
Cost of revenue	47,267	43,841	141,086	114,712
Gross profit	100,612	87,754	291,857	233,685
Operating expenses:
Sales and marketing	72,572	46,833	209,364	130,487
Technology and development	26,865	10,911	65,790	31,619
General and administrative	28,192	10,424	75,202	35,697
Impairment of long-lived and other assets	493	—	872	555
Loss on sale of business	—	—	—	1,764
Total operating expenses	128,122	68,168	351,228	200,122
(Loss) income from operations	(27,510)	19,586	(59,371)	33,563
Interest expense, net	(9,957)	(8,658)	(27,923)	(26,785)
Other (expense) income, net	(368)	1,610	300	149
Loss on debt extinguishment	(7,748)	—	(7,748)	—
Impairment of available-for-sale debt securities of $4,912, net of $94 loss recognized in other comprehensive loss	—	—	—	(4,818)
(Loss) income before income taxes	(45,583)	12,538	(94,742)	2,109
(Benefit from) provision for income taxes	(5,908)	3,126	(6,849)	1,634
Net (loss) income	$(39,675)	$9,412	$(87,893)	$475
Net (loss) income per share attributable to common stockholders – basic:	$(0.20)	$0.06	$(0.59)	$—
Net (loss) income per share attributable to common stockholders – diluted:	$(0.20)	$0.05	$(0.59)	$—
Weighted-average shares used to compute net (loss) income per share attributable to common stockholder – basic:	196,351	124,846	149,207	124,647
Weighted-average shares used to compute net (loss) income per share attributable to common stockholder – diluted:	196,351	127,238	149,207	127,339

LegalZoom.com, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Net (loss) income	$(87,893)	$475
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	11,604	14,162
Amortization of debt issuance costs	1,335	1,943
Amortization of prior hedge effectiveness	3,095	2,226
Stock-based compensation	86,725	9,890
Impairment of long-lived assets	872	555
Impairment of available-for-sale debt securities	—	4,818
Loss on debt extinguishment	7,955	—
Discontinuance of interest rate swaps and write-off of prior hedge effectiveness	8,688	—
Loss on sale of business	—	1,764
Deferred income taxes	(7,218)	(141)
Change in fair value of financial guarantee	(150)	(1,100)
Change in fair value of derivative instruments	392	169
Change in fair value of other equity security	(1,031)	—
Unrealized foreign exchange loss	1,002	1,039
Other	4	11
Changes in operating assets and liabilities, net of effects of disposal of business:
Accounts receivable	(3,040)	(2,997)
Prepaid expenses and other current assets	(5,562)	374
Other assets	(2,283)	1,102
Accounts payable	14,635	11,354
Accrued expenses and other liabilities	7,416	4,431
Income tax payable	(368)	17
Deferred revenue	23,978	31,977
Net cash provided by operating activities	60,156	82,069
Cash flows from investing activities
Purchase of property and equipment	(8,500)	(7,819)
Payment upon extinguishment of interest rate swaps	(3,283)	—
Sale of business, net of cash sold	—	(1,194)
Net cash used in investing activities	(11,783)	(9,013)
Cash flows from financing activities
Repayment of capital lease obligations	(24)	(24)
Payment of debt issuance costs	(767)	—
Repayment of 2018 Term Loan	(524,300)	(4,012)
Proceeds from 2018 Revolving Facility	—	40,000
Repayment of 2018 Revolving Facility	—	(40,000)
Repayment of hybrid debt	(1,332)	(757)
Payment upon extinguishment of hybrid debt	(9,774)	—
Payment of contingent consideration	(1,049)	—
Payment of special dividends	(115)	(239)
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commissions	581,833	—
Proceeds from private placement, net of underwriting discounts and commissions	85,050	—
Payment of stock issuance costs	(5,634)	—
Repurchases of common stock for tax withholding obligations	(1,462)	(3,459)
Proceeds from exercise of stock options, net of cash paid for employee tax withholding	412	113
Net cash provided by (used in) financing activities	122,838	(8,378)
Effect of exchange rate changes on cash, cash equivalents and restricted cash equivalent	23	(89)
Net increase in cash, cash equivalents and restricted cash equivalent	171,234	64,589
Cash, cash equivalents and restricted cash equivalent, at beginning of the period	139,470	74,180
Cash, cash equivalents and restricted cash equivalent, at end of the period	$310,704	$138,769
Adjusted EBITDA and Adjusted EBITDA Margin
The following table presents a reconciliation of net (loss) income, the most directly comparable GAAP measure, to Adjusted EBITDA for each of the periods indicated (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Reconciliation of Net (loss) income to Adjusted EBITDA
Net (loss) income	$(39,675)	$9,412	$(87,893)	$475
Interest expense, net	9,957	8,658	27,923	26,785
(Benefit from) provision for income taxes	(5,908)	3,126	(6,849)	1,634
Depreciation and amortization	3,775	4,415	11,604	14,162
Other expense (income), net	368	(1,610)	(300)	(149)
Stock-based compensation	38,141	2,712	86,725	9,890
Loss on debt extinguishment	7,748	—	7,748	—
Impairment of long-lived and other assets	493	—	872	555
Impairment of available-for-sale debt securities	—	—	—	4,818
Restructuring expenses	—	155	—	567
Legal expenses(1)	—	525	—	525
Acquisition related expenses	—	38	—	38
IPO-related costs and other transaction related expenses(2)	217	—	852	—
Certain other non-recurring expenses(3)	5	—	5	1,764
Adjusted EBITDA	$15,121	$27,431	$40,687	$61,064
Net (loss) income margin	(27%)	7%	(20%)	0.1%
Adjusted EBITDA margin	10%	21%	9%	18%
___________
(1)Legal expenses include costs accrued or paid for potential litigation settlements, and are net of insurance recoveries, if any.
(2)IPO-related costs and other transaction related expenses include certain non-recurring expenses, which occurred in connection with our IPO.
(3)In 2020, we incurred a loss on sale from the disposal of Beaumont, our conveyancing business in the U.K., of $1.8 million.
Non-GAAP Net Income, Non-GAAP Net Income Margin and diluted Non-GAAP Net Income Per Share
The following table presents a reconciliation of net loss, the most directly comparable GAAP measure, to Non-GAAP net income for each of the periods indicated (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Reconciliation of Net (loss) income to Non-GAAP Net income
Net (loss) income	$(39,675)	$9,412	$(87,893)	$475
Amortization of acquired intangible assets	52	473	377	2,458
Stock-based compensation	38,141	2,712	86,725	9,890
Loss on debt extinguishment	7,748	—	7,748	—
Impairment of long-lived and other assets	493	—	872	555
Impairment of available-for-sale debt securities	—	—	—	4,818
Acquisition related expenses	—	38	—	38
Restructuring expenses	—	155	—	567
IPO-related costs and other transaction related expenses	217	—	852	—
Legal expenses	—	525	—	525
Certain other non-recurring expenses	5	—	5	1,764
Income tax effects(1)	(4,399)	(883)	(7,944)	(2,828)
Non-GAAP net income	$2,582	$12,432	$742	$18,262
Net (loss) income margin	(27)%	7%	(20)%	—%
Non-GAAP net income margin	2%	9%	—%	5%
Net (loss) income per share attributable to common stockholders – basic :	$(0.20)	$0.06	$(0.59)	$—
Net (loss) income per share attributable to common stockholders – diluted:	$(0.20)	$0.05	$(0.59)	$—
Non-GAAP net income per share-basic and diluted	$0.01	0.07	—	0.11
Weighted-average shares used to compute net (loss) income per share attributable to common stockholder – basic:	196,351	124,846	149,207	124,647
Weighted-average shares used to compute net (loss) income per share attributable to common stockholder – diluted:	196,351	127,238	149,207	127,339
Weighted-average shares used to compute diluted Non-GAAP net income per share attributable to common stockholders	207,368	127,238	156,283	127,339
___________
(1)Income tax effects consist primarily of the tax impact of the non-GAAP pre-tax adjustments and the excess tax benefits on stock-based compensation.
The following table shows the computation of basic and diluted Non-GAAP net income per share attributable to common stockholders (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Reconciliation of numerator for Non-GAAP net income to Non-GAAP net income per share attributable to common stockholders:
Non-GAAP net income	$2,582	$12,432	$742	$18,262
Less: amounts attributable to redeemable convertible preferred stock	—	(3,356)	—	(4,935)
Non-GAAP net income attributable to common stockholders—basic	2,582	9,076	742	13,327
Add: undistributed earnings reallocated to common stockholders	—	46	—	76
Non-GAAP net income attributable to common stockholders—diluted	$2,582	$9,122	$742	$13,403
Reconciliation of denominator for net (loss) income per share attributable to common stockholders to Non-GAAP net income per share attributable to common stockholders:
Weighted-average shares used to compute Net (loss) income per share attributable to common stockholder – basic:	196,351	124,846	149,207	124,647
Effect of potentially dilutive securities:
Stock options	9,115	2,306	5,749	2,565
Restricted stock unit	1,891	86	1,316	127
Employee stock purchase plan	11	—	11	—
Weighted-average common stock used in computing Non-GAAP net income per share attributable to common stockholders—diluted	207,368	127,238	156,283	127,339
Non-GAAP net income per share attributable to common stockholders – basic and diluted:	$0.01	$0.07	$—	$0.11
Free Cash Flow
The following table presents a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to Free cash flow (unaudited):

	Nine Months Ended September 30,
	2021	2020
	(in thousands)
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
Net cash provided by operating activities	$60,156	$82,069
Purchase of property and equipment	(8,500)	(7,819)
Free cash flow	$51,656	$74,250